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                         AMERICAN EAGLE OUTFITTERS, INC.

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                                  EXHIBIT 23(b)

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                         Consent of Independent Auditors

            We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the American Eagle Outfitters, Inc. 1994 Restricted Stock Plan and to the incorporation by reference therein of our reports dated March 29, 1996 and October 9, 1995, with respect to the consolidated financial statements of American Eagle Outfitters, Inc. incorporated by reference in its Transition Report (Form 10-K) for the six months ended February 3, 1996, and Annual Report (Form 10-K) for the year ended July 29, 1995, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
September 23, 1996